Exhibit 4.6
ASGN INCORPORATED
THE GUARANTORS PARTY HERETO FROM TIME TO TIME

and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
SUPPLEMENTAL INDENTURE NO. 3
Dated as of November 15, 2022
to
4.625% SENIOR NOTES DUE 2028
INDENTURE
Dated as of November 22, 2019
SUPPLEMENTAL INDENTURE NO. 3 (this “Supplemental Indenture”) dated as of November 15, 2022, between IRON VINE SECURITY, LLC, a Virginia limited liability company (the “New Guarantor”) and a current or former subsidiary of ASGN INCORPORATED, a Delaware corporation (the “Issuer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as successor in interest to U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Issuer and certain Guarantors and the Trustee have heretofore executed an indenture, dated as of November 22, 2019 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 4.625% Senior Notes due 2028 (the “Notes”), initially in the aggregate principal amount of $550,000,000;
WHEREAS, the Issuer and certain Guarantors and the Trustee have heretofore executed that certain supplemental indenture, dated as of June 7, 2021 (“Supplemental Indenture No. 1”), and that certain supplemental indenture, dated as of September 20, 2021 (“Supplemental Indenture No. 2”);
WHEREAS, Sections 4.11 and 10.07 of the Indenture provide that under certain circumstances the Issuer is required to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such New Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Note Guarantee on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture without the consent of the Holders;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.    Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.    Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.01 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
6.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
ASGN INCORPORATED
By:
    Name:
    Title:
IRON VINE SECURITY, LLC,
as a New Guarantor
By:
    Name:
    Title:

[Signature Page to ASGN 2028 Notes Supplemental Indenture No. 3]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee
By:
    Name:
    Title:
[Signature Page to ASGN 2028 Notes Supplemental Indenture No. 3]